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                                                                    Exhibit 23.2




                         Independent Auditors' Consent


The Board of Directors
Sify Limited

We consent to the use of our report dated April 17, 2003, with respect to the consolidated balance sheets of Sify Limited as of March 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended March 31, 2003, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.




KPMG

Chennai, India
August 13, 2003